EXHIBIT 21.1
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                        RIVERSIDE FOREST PRODUCTS LIMITED

                              LIST OF SUBSIDIARIES



o Riverside Forest Products (Marketing) Limited (formerly Lignum Limited), incorporated in the Province of British Columbia

o        RFP Timber Ltd., incorporated in the Province of British Columbia

o        RFP Power Ltd., incorporated in the Province of British Columbia

o        Riverside Forest Products (USA) Inc., incorporated in the State of
         Delaware